Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-1 of Coleman Cable, Inc., of our report dated February 28, 2007 relating to the financial statements of Copperfield, LLC, which appears in a supplement to the prospectus contained in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in a supplement to the prospectus contained in such Registration Statement.
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 26, 2007